SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 12, 2010

Coyote Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52512	20-5874196
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5490 Longley Lane, Reno, Nevada 89511
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (775) 853-7892

BLS Media, Inc., 1683 Duarte Drive, Henderson, Nevada 89014
(Former name or former address, if changed since last report)

(702) 450-2163
(Former telephone number, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 18, 2010, Coyote Resources, Inc. a Nevada corporation, (the “Registrant”), filed a Current Report on Form 8-K (“Form 8-K”) to report that the Registrant had entered into certain agreements which resulted in a change of control. T he Registrant is filing this Amendment No.  2 to Form 8-K (“Amendment No. 2 ”) to  revise certain information and provide additional disclosure in response to a comment letter from the Securities and Exchange Commission . Other than  certain information regarding the forward split of the Registrant's issued and outstanding common stock which was provided in the response to the comment letter as set forth above, Amendment No.  2  does not reflect events occurring after the date of the Form 8-K.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this current report statements that may constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this current report, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.

The words “believe,” “may,” “might,” “will,” “should,” “estimate,” “predict,” “continue,” “anticipate,” “intend,” “expect, “plan,” “project,” “potential” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and trends discussed in this current report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should read this current report completely and with the understanding that our actual future results may be materially different from what we expect. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this current report and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this current report. All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Item 1.01.  Entry into a Material Definitive Agreement

Debt Repayment Agreement

On April 22, 2010, Socially Responsible Wealth Management Ltd. (“Investor”) loaned $200,000 to BLS Media, Inc., a Nevada corporation (“BLS” or the “Registrant”) in order for BLS to provide bridge financing to KMR Resources, Inc., a Nevada corporation (“KMR”).  In exchange for the funds, BLS executed a promissory note in that amount, which is payable on demand by the Investor and bear an interest of 8% per annum.

On April 23, 2010, BLS  l oaned $200,000 to KMR  in order for KMR to fund certain of its operations. In exchange for the funds, KMR executed a promissory note in that amount, which is payable on demand by the Registrant and bears interest of 8% per annum.  On August 12, 2010, BLS and KMR entered into a Debt Repayment Agreement (“Debt Repayment Agreement”), pursuant to which KMR agreed to repay BLS the amount due pursuant to the promissory note dated April 23, 2010, by assigning all of KMR’s rights to (i) a mineral lease and option to purchase agreement between KMR and Cliff ZZ L.L.C., which provides that  Cliff ZZ L.L.C shall lease certain patented mining claims located in Esmeralda and Nye Counties, Nevada  ( t he " Tonopah Agreement ") , to KMR, and that KMR shall have the option to acquire ownership of those claims, a nd (ii) a mining lease between KMR and Rubicon Resources, Inc., which provides that KMR shall own the exclusive rights to explore, develop and mine certain unpatented mining claims located in Eureka County, Nevada (“ Mining Lease ”). Pursuant to the Debt Repayment Agreement, BLS acquired all of KMR’s rights to the Tonopah Agreement and the Mining Lease (“Asset Acquisition”). This brief description of the Debt Repayment Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Debt Repayment Agreement as attached in Exhibit 10.1 to this report.

On August 12, 2010, we were assigned by KMR the rights to  the Mining Lease for one hundred and eleven (111) unpatented mining claims in Eureka County, Nevada , which are specified in Exhibit A of the Mining Lease.    T he Mining L ease is attached hereto as Exhibit 10.2. All of the claims listed on Exhibit A of the Mining Lease comprise the "Golden Trend Property". The parties to the Mining Lease were Rubicon Resources Inc., a Nevada corporation and KMR . The lease term is ten (10) years and is subject to a net smelter return royalty on production at the rate of 3.0% of net smelter returns (NSR’s).  An initial Advanced Minimum Royalty (AMR) of $45,000 was paid upon signing and additional AMR’s of $15,000 shall be paid at 6-month intervals.  All AMR’s shall be recaptured before any NSR’s are paid from production.  There is no annual work commitment.

On August 12, 2010, we were assigned by KMR the rights to the Tonopah Agreement. All of the claims listed on Schedule A of the Tonopah Agreement comprise the "Tonopah Extension Mine". A copy of the Tonopah Agreement is attached hereto as Exhibit 10.3.   Th e lease in the Tonopah Agreement is for five (5) years with the option to purchase for a total of $1,000,000 to be paid over a period of 5 years, beginning with a $10,000.00 initial payment made by KMR on March 31, 2010.  A 4% net smelter royalty is reserved.

Item 2.01 of this report discusses the consummation of the Debt Repayment Agreement, the Asset Acquisition and various other transactions and events completed in connection with the Debt Repayment Agreement and are incorporated herein by reference.

Subsidiary Merger and Name Change

BLS owned one hundred percent (100%) of a newly created Nevada corporation called Coyote Resources, Inc., which had no operations or assets (“Coyote Sub”). On August 12, 2010, pursuant to an Agreement and Plan of Merger  m ade as of August 12, 2010, between BLS and Coyote Sub (“Merger Agreement”), Coyote Sub merged into BLS, resulting in BLS changing its name to “Coyote Resources, Inc.” This brief description of the Merger Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement as attached in Exhibit 10.4 to this report.

Coyote Sub was originally formed to effectuate a reverse triangular merger with KMR.  However, due to certain contractual obligations KMR had with other parties, KMR was unable to consummate the reverse merger transaction with BLS and Coyote Sub.  Subsequently, BLS and KMR entered into the Debt Repayment Agreement and the Board of Directors of BLS determined it was in the best interest of BLS and Coyote Sub to merge Coyote Sub with and into BLS pursuant to Section 92A.180 of the Nevada Revised Statutes. In connection with the merger between Coyote Sub and BLS and pursuant to the Articles of Merger filed with the Secretary of State of Nevada on August 12, 2010, BLS changed its name to Coyote Resources, Inc. (“Coyote”).  Prior to the merger, Coyote Sub had no liabilities or obligations.

Private Placement

In connection with the Asset Acquisition, on August 13, 2010, we entered into a Note and Warrant Purchase Agreement with  I nvestor pursuant to which  I nvestor agreed to lend up to Two Million Dollars ($2,000,000) to us in multiple installments in exchange for a senior secured convertible promissory note (“Note”) with a conversion price of $0.50 per share and five-year warrants to acquire shares of common stock at an exercise price of $0.75 per share (the “Warrants”) in the amount of each installment. The first installment of Five Hundred Thousand Dollars ($500,000) (“First Installment”) was delivered on the Closing Date and we issued 500,000 Warrants to the investor in connection with the First Installment. The Note and Warrant Purchase Agreement provides that the I nvestor will lend additional installments to us in amounts as requested by us; provided however, that we provide the proposed use of proceeds for each requested amount.  I nvestor shall have sole discretion in determining whether the proposed use of proceeds is acceptable to Investor .

On August 18, 2010, our Board of Directors authorized a 60 for 1 forward stock split (“Forward Split”) of our issued and outstanding common stock. The record date for the Forward Split was August 30, 2010.  Prior to the Forward Split, there were 766,702 shares issued and outstanding. Following the Forward Split, there are approximately 46,002,120 shares issued and outstanding. Fractional shares will be rounded upward. The Forward Split is payable upon surrender of existing certificates to our transfer agent, Island Stock Transfer. In connection with the Forward Split, on September 1, 2010, we filed a Certificate of Change with the State of Nevada which effectuated the Forward Split of our authorized shares of common stock. The Certificate of Change provides that our authorized number of shares of common stock increases from 100,000,000 to 6,000,000,000.

The Note and Warrant Purchase Agreement provides that the Note and Warrants issued in exchange for the First Installment will not be affected by the Stock Split and any future installments shall be treated on a post-Stock Split basis.

We are obligated to register the shares of common stock underlying the Note and the shares of common stock underlying the Warrants for resale as described below.  A form of the Note and Warrant Purchase Agreement is included as Exhibit 10.5 to this report. A form of the Note is included as Exhibit 10.6 to this report.  A form of the Warrants is included as Exhibit 10.7 to this report.  The issuance was made pursuant to Regulation S promulgated by the SEC.  We believe that exemptions were available because (iii) the sale was made to eligible non-U.S. persons as that term is defined for purposes of Regulation S, and with regard to all transactions, (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) (including by legending of certificates representing the securities).

In connection with the Private Placement, we entered into a  registration rights agreement with the I nvestor (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, we are obligated to register for resale the shares of common stock, which underlie the Note and the Warrants under the Securities Act. This brief description of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement as attached in Exhibit 4.1 to this report.

In connection with the Private Placement, we entered into a security agreement with the I nvestor (the “Security Agreement”) to secure the timely payment and performance in full of our obligations pursuant to the Note.  This brief description of the Security Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Security Agreement as attached in Exhibit 10.8 to this report.

Stock Cancellation and Debt Forgiveness Agreement

On August 13, 2010, we entered into a Stock Cancellation and Debt Forgiveness Agreement (the “Cancellation Agreement”) with Gary Prager and Brittany Prager (collectively, the "Stockholder") , pursuant to which  we and Stockholder agreed to cancel 3,748,798 shares of common stock held by the Stockholder .   Stockholder also agreed to release  us from any obligation to pay any monies due to Stockholder pursuant to the Promissory Note dated December 28, 2006, as amended, in exchange for Twenty Five Thousand Dollars ($25,000). Stockholder did not receive any other consideration to cancel its shares. Gary Prager held no shares of our common stock after the cancellation of the shares. Brittany Prager held 1,200 shares of our common stock after the cancellation of the shares. The foregoing description of the Cancellation Agreement is only a summary and is qualified in its entirety by reference to the Cancellation Agreement, a copy of which is attached as Exhibit 10.9 to this current report and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On August 12, 2010, we completed the acquisition of certain assets from KMR pursuant to the Debt Repayment Agreement referenced in Item 1.01 of this report.

In connection with the Asset Acquisition, Earl Abbott, our new President,  John Anderson and Landsdowne Row Limited, (the “Control Shareholders”) each purchased 83,334 shares of our common stock from Brittany Prager in three private transactions, and therefore, the Control Shareholders collectively own 250,002 shares of our common stock. Non-affiliated shareholders hold 515,500 shares of our common stock. Thus, immediately following the consummation of the Asset Acquisition and the Cancellation Agreement, we had an aggregate of 766,702 shares of common stock issued and outstanding. As a result of the Asset Acquisition, the Control Shareholders now hold approximately 32.61% of the Company’s outstanding shares of common stock.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the company after the Asset Acquisition, unless otherwise specifically indicated or the context otherwise requires.

Additional information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

PART I

Item 1.  Description of Business.

Our Background. We were incorporated in the State of Nevada on October 31, 2006 as BLS Media, Inc. and conducted a business in video production and media relations. On August 12, 2010, we entered into a Debt Repayment Agreement with KMR, pursuant to which we acquired all of KMR’s rights to the Tonopah Extension Mine and the Golden Trend Property (“Asset Acquisition”). As a result of the Asset Acquisition, we changed management, entered the mining business, and ceased all activity in our former business. Our current business is comprised solely of the assets acquired from KMR.  By virtue of that acquisition, our principal activity is the exploration and development of mineral properties which may include gold, silver, platinum, copper, zinc, and other mineral elements or compounds.  We have not undergone bankruptcy, receivership, or any similar proceeding.

Our Business. We are an early stage mining company led by an experienced management team and focused on exploration of mineral properties. Our business plan is to acquire mining properties for exploration and development with the intent to bring the projects to feasibility at which time we will either contract out the operations or joint venture the project to qualified interested parties.  Our main priority will be given to projects with near term cash flow potential, although consideration will be given to projects that may not be as advanced from a technical standpoint but demonstrate the potential for significant upside.

Our Properties.

Tonopah Extension Mine. The Tonopah Extension Mine is an exploration property located in south-central Nevada, midway between Reno and Las Vegas.  The Tonopah mining district is centered on the town of Tonopah in Nye and Esmeralda Counties near the intersection of two major highways, one north-south and the other east-west.  Total land holdings comprise 958 acres of mineral rights and 368 acres of patented surface rights with additional holdings of 487 acres of patented surface rights for mining purposes within the Lambertucci Ranch holdings.

Golden Trend Property. The Golden Trend Property is an early stage exploration property located on the southwestern flank of the Cortez Mountains, approximately 70 miles southwest of Elko, Nevada in the Buckhorn mining district.  A total of 111 contiguous, unpatented mining claims, located on land administered by the Bureau of Land Management comprise the property, totaling approximately 2230 acres. I t is along the Cortez Trend and lies astride the Cortez Fault.  We control 100% of the property through a lease with the property owner.

Business Strategy. Our strategy is to increase shareholder value through strategic acquisitions, exploration and development. We are focused on the acquisition, development and exploitation of mineral properties.  Our assets currently consist of the properties described herein. We are also searching for possible joint-ventures that fit our strategic focus.

Competition.  In the United States, there are numerous mining and exploration companies, both big and small. All of these mining companies are seeking properties of merit and funds. We will have to compete against such companies to acquire the funds to develop our mineral claims. The availability of funds for exploration is sometimes limited, and we may find it difficult to compete with larger and more well-known companies for capital. Even though we have the right to the minerals on our claims, there is no guarantee we will be able to raise sufficient funds in the future to maintain our mineral claims in good standing. Therefore, if we do not have sufficient funds for exploration, our claims might lapse and be staked by other mining interests. We might be forced to seek a joint venture partner to assist in the exploration of our mineral claims. In this case, there is the possibility that we might not be able to pay our proportionate share of the exploration costs and might be diluted to an insignificant carried interest.

Even when a commercial ly viable ore body is discovered, there is no guarantee competition in refining the ore will not exist. Other companies may have long-term contracts with refining companies, thereby inhibiting our ability to process our ore and eventually market it. At this point in time, we do not have any contractual agreements to refine any potential ore we might discover on our mineral claims.

The exploration business is highly competitive and highly fragmented, dominated by both la r ge and small mining companies. Success will largely depend on our ability to attract talent from the mining field and our ability to fund our operations. There is no assurance that our mineral expansion plans will be realized.

Intellectual Property. We do not presently own any copyrights, patents or trademarks. We own the Internet domain name www.coyoteresourcesinc.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Governmental Regulation. We are committed to complying, and, to our knowledge, are in compliance, with all governmental and environmental regulations. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which future legislation and regulation could cause additional expense, capital expenditures, restrictions, and delays in the exploration of our properties.

Our activities are not only subject to extensive federal, state, and local regulations controlling the mining of, and exploration for, mineral properties, but also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions, and delays in the exploration of our properties, the extent of which cannot be predicted. Permits may also be required from a variety of regulatory authorities for many aspects of mine operation and reclamation. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards, existing laws, and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraint affecting our properties that would preclude the economic development or operation of any specific property.

It is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed exploration operations; costs associated with minimizing surface impact; water treatment and protection; reclamation activities, including rehabilitation of various sites; on-going efforts at alleviating the mining impact on wildlife; and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide not to proceed with exploration on any of our mineral properties.

We are prepared to engage professionals, if necessary, to ensure regulatory compliance, but in the near term we expect our activities to require minimal regulatory oversight. If we expand the scope of our activities in the future, it is reasonable to expect expenditures on compliance to rise.

Research and Development. We are not currently conducting any research and development activities, nor have we during the last two fiscal years, other than property explorations and assessments.

Employees. As of August 13, 2010 we have no significant employees other than our sole officer. We plan to outsource independent consultants on a consulting basis to conduct the work programs on our mineral properties in order to carry out our plan of operations.

Facilities. Our executive offices are located at 5490 Longley Lane, Nevada 89511, where we occupy approximately 150 square feet of office space. We l ease our offices from Telesto Nevada, Inc. in exchange for $800 per month on a month to month basis. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate the need to secure any additional space.

Internet Website. Our Internet website is www.coyoteresourcesinc.com, which is currently under construction.

Item 1A.   Risk Factors.

We have a limited operating history, and if we are not successful in growing our business, we may have to scale back or even cease our ongoing business operations.

Our company has a limited operating history and must be considered in the exploration stage. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to operate on a profitable basis. We are in the exploration stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

There are numerous exploration and development risks associated with our industry.

The business of exploration for minerals and mining involves an extremely high degree of risk. Few properties that are explored are ultimately developed into producing mines. There is no assurance that our mineral exploration and development activities will result in the discovery, development, or production of a commercially viable ore body. The economics of developing gold and other mineral properties are affected by many factors, including capital and operating costs, variations of the grade of ore mined, fluctuating mineral markets, costs of processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection. Substantial expenditures are required to establish reserves through drilling, to develop metallurgical processes to extract metal from ore, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. We cannot guaranty that the funds required for exploration and development can be obtained. The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately foreseen or predicted, such as market fluctuations, the global marketing conditions for precious and base metals, the proximity and capacity of milling facilities, mineral markets, and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting minerals, and environmental protection.

The price of gold can be volatile.

Gold prices historically have fluctuated widely and are affected by numerous factors outside of our control, including industrial and retail demand, central bank lending, sales and purchases of gold, forward sales of gold by producers and speculators, levels of gold production, short-term changes in supply and demand because of speculative hedging activities, confidence in the global monetary system, expectations of the future rate of inflation, the strength of the US dollar (the currency in which the price of gold is generally quoted), interest rates, and global or regional political or economic events. The potential profitability of our operations is directly related to the market price of gold. A decline in the market price of gold would materially affect the value of our assets. A decline in the market price of gold may also require us to write-down any mineral reserves that we might book, which would negatively impact our financial position.

Competition in the gold mining industry is highly competitive and there is no assurance that we will be successful in acquiring leases.

The gold mining industry is intensely competitive. We compete with numerous individuals and companies, including many major gold exploration and mining companies that have substantially greater technical, financial, and operational resources and staffs. Accordingly, there is a high degree of competition for desirable mining leases, suitable properties for mining operations, and necessary mining equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed. There are other competitors that have operations in the Nevada area and the presence of these competitors could harm our ability to acquire additional leases.

Government regulation and environmental regulatory requirements may impact our operations.

Failure to comply with applicable environmental laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations, and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in capital expenditures or require abandonment or delays in development of new mining properties.

Decreases in prices of precious metals would reduce the value of our properties.

The value of our exploration properties is directly related to the market price of precious metals. The market price of various precious metals fluctuates widely and is affected by numerous factors beyond the control of any mining company. These factors include industrial and jewelry fabrication demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold sales and loans by central banks, forward sales by gold producers, global or regional political, economic or banking crises, and a number of other factors. If the gold price drops dramatically, the value of our exploration properties will decrease. The selections of a property for exploration or development, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received, if ever. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine, and can eliminate or have a material adverse impact on the value of the properties.

Because of the speculative nature of exploration of natural resource properties, there is substantial risk that we will not find commercially viable gold ore deposits.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of gold minerals.  Exploration for natural resources is a speculative venture involving substantial risk.  Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts.  Success in exploration is dependent upon a number of factors including, but not limited to, quality of management, quality and availability of geological expertise and availability of exploration capital.  Due to these and other factors, no assurance can be given that our exploration programs will result in the discovery of new mineral reserves or resources.

We may not have access to all of the supplies and materials we need for exploration, which could cause us to delay or suspend operations.

Demand for drilling equipment and limited industry suppliers may result in occasional shortages of supplies, and certain equipment such as drilling rigs that we need to conduct exploration activities.  We have not negotiated any long term contracts with any suppliers of products, equipment or services.  If we cannot find the trained employees and equipment when required, we will have to suspend or curtail our exploration plans until such services and equipment can be obtained.

We have no known ore reserves and we cannot predict when and if we will find commercial quantities of mineral ore deposits.  The failure to identify and extract commercially viable mineral ore deposits will affect our ability to generate revenues.

 We have no known ore reserves and there can be no assurance that any of the mineral claims we are exploring contain commercial quantities of gold or silver.  Even if we identify commercial reserves, we cannot predict whether we will be able to mine the reserves on a profitable basis, if at all.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

We are substantially dependent upon the continued services of Dr. Earl Abbott.  We do not have an employment agreement with Dr. Abbott or any key person life insurance or disability insurance on him.  While Dr. Abbott expects to spend the majority of his time assisting us and our business, there can be no assurance that his services will remain available to us.  If Dr. Abbott’s services are not available to us, we will be materially harmed.  While Dr. Abbott is a significant stockholder and considers his investment of time and money of significant personal value, there is no assurance that he will remain with us.   Our success is also largely dependent on our ability to hire highly qualified personnel.  This is particularly true in the highly technical business such as mineral exploration.  These individuals are in high demand and we may not be able to retain the personnel we need.  In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.  Failure to hire key personnel when needed, or on acceptable terms, to carry out our exploration and mining programs would harm our business.

Because the probability of many of the individual mining prospects explored will not show commercially viable amounts of gold ore deposits, substantial amounts of funds spent on exploration will not result in identifiable reserves.

The probability of our exploration program identifying individual prospects having commercially significant reserves cannot be predicted.  It is likely that many of the properties explored will not contain any commercially significant reserves.  As such substantial funds will be spent on exploration which may identify only a few, if any, claims having commercial development potential.

Our mining claims could be contested which would add significant costs and delays to our exploration programs.

Our mining property rights currently consist of a number of unpatented mining claims. The validity of unpatented mining claims and staked claims are often uncertain and are always subject to contest.  Unpatented mining claims are generally considered subject to greater title risk than patented mining claims, or real property interests that are owned in fee simple. If our claims on a particular property are successfully challenged, we may not be able to develop or retain our interests on that property, which could reduce our future revenues.

Mining operations are subject to extensive federal and state regulation which increases the costs of compliance and possible liability for non-compliance.

Mining is subject to extensive regulation by state and federal regulatory authorities.  State and federal statutes regulate environmental quality, safety, exploration procedures, reclamation, employees’ health and safety, use of explosives, air quality standards, pollution of stream and fresh water sources, noxious odors, noise, dust, and other environmental protection controls as well as the rights of adjoining property owners.  We believe that we are currently operating in compliance with all known safety and environmental standards and regulations applicable to our Nevada properties.  However, there can be no assurance that our compliance could be challenged or that future changes in federal or Nevada laws, regulations or interpretations thereof will not have a material adverse affect on our ability to resume and sustain exploration operations.

Mining operations are subject to various risks and hazards which could result in significant costs or hinder ongoing operations.

The business of gold mining is subject to certain types of risks, including environmental hazards, industrial accidents, and theft.  We intend to carry insurance against certain property damage loss (including business interruption) and comprehensive general liability insurance.  While we hope to maintain insurance consistent with industry practice, it is not possible to insure against all risks associated with the mining business, or prudent to assume that insurance will continue to be available at a reasonable cost.  We have not obtained environmental liability insurance because such coverage is not considered by management to be cost effective.

Our auditors have expressed substantial doubt regarding our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues, or if we do not raise sufficient funds in this offering.

We will seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities.  However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.  If we do not raise sufficient funds, we may not be able to continue in business.  As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

We are subject to the reporting requirements of federal securities laws, which is expensive.

We are a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately-held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time consuming, difficult and costly.

It will be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain. We will also incur additional costs and work associated with preparing our evaluation report of internal control over financial reporting for our next Form 10-K and annual reports.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, where our shares of common stock will be quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act could be impaired, which could cause our stock price to decrease substantially.

We have committed limited personnel and resources to the development of the external reporting and compliance obligations that are required of a public company. Recently, we have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with being a public company. Prior to taking these measures, we did not believe we had the resources and capabilities to do so. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems, or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our common shares have not yet traded and in the future, may be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively small company with a presumably small and thinly-traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (“SEC”).  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Our stockholders will not be able to rely upon Rule 144 to resell their stock until one year from the date of this Form 8-K.

Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. As we were previously a “shell company” prior to this filing, stockholders will not be able to rely upon Rule 144 to resell their stock until one year from the date of this Form 8-K.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Item 2.  Financial Information.

Our financial statements for the period ended December 31, 2009 are hereby incorporated by reference to our Annual Report on Form 10-K filed on April 13, 2010. Our financial statements for the period ended June 30, 2010, are hereby incorporated by reference to our Quarterly Report on Form 10-Q filed on August 5, 2010.

Item 3.  Description of Property.

Facilities. Our executive offices are located at 5490 Longley Lane, Reno, Nevada 89511, where we occupy approximately 150 square feet of office. We lease our offices from Telesto Nevada Inc. in exchange for $800 per month on a month to month basis. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate the need to secure any additional space. A copy of the rental agreement is attached hereto as Exhibit 10.10.

Further, we have a 100% interest in  the following  unpatented and patented mineral claims in Nevada as detailed below:

Tonopah Extension Mine. On August 12, 2010, we were assigned from KMR the rights to  a Mining Lease and Option to Purchase Agreement (the "Tonopah Agreement") for certain patented lode mining claims in Esmeralda and Nye Counties of Nevada.  A copy of the Tonopah Agreement is attached hereto as Exhibit 10.3. The term of the  lease is for five (5) years.  We exercised the option to purchase for a total of $1,000,000 to be paid over a period of five (5) years, beginning with an initial payment of  $10,00 0 on March 31, 2010.  A 4% net smelter royalty is reserved. The purpose of the agreement is for the exploration for and development and mining of minerals.

The rights under the Tonopah Agreement include all the right, title and interest of the owner in the property, lands and mining claims including, but not limited to, the surface and subsurface, all ores, minerals, minerals and geothermal water, in and upon and under the property, all of the interests of owner in all easements and rights-of-way reserved or granted in, upon or pertaining to the property, together with any and all veins, lodes and mineral deposits now owned or acquired by Owner.  The Tonopah Extension Mine consists of 956 acres of mineral rights, 368 acres of surface rights and 487 acres of surface rights for mining purposes.  All of the claims listed on Schedule A of the Tonopah Agreement comprise the “Tonopah Extension Mine” and consist of all of the following patented lode mining claims:

Tonopah Extension Mine patented lode mining claims
Mining Claim Name	Identification Number
Accidental	3167	Ruth #4 and #5	4624
Admiral Schley Lode	2400	Short Lode	2189
Admiral Dewey Lode	2400	Stella Lode	2782
Baby Fr. Lode	2782	Tiger Lode	2484
Bass Lode	2189	Tommy Lode	2400
Bear Lode	2484	Trenton Lode	2186
Bermuda	2188	Wall Street Lode	2521
Broad Lode	4245	Z.Z.Z. Lode	2295
C.B.Q. Lode (SW-1/2)	2193	Bob Tail Lode	3861
Cat’s Paw Lode (SW-1/3)	2187	Cabin Wedge	2400
Clara A. Lode	2400	Cash Boy Lode	2170
Denver Lode (SW-1/2)	2191	Egyptian Lode	2295
Denver	2521
Doctor Lode	2400	Ferris Baby (2/3)	2400
Estella Lode (SW-1/2)	2400	Homestead Lode	2400
Ferris Baby (SW-1/3)	2400	OK Fraction Lode	4397
General Mills Lode	2400	Sagebrush Lode	2400
Good Enough Fr. Lode	2782	ZZZZ Lode	2295
Georgia Lode	2484	CBQ	S#2193
Grace Lode	2782	Denver	S#2191
I.X.L. Lode, and IXL #1, #2, #4 Lodes	4245	Black Mascot	2178
Lottery Lode	2484	Burlington Lode	2194
Lucky Dog Fr. Lode	2521	Cabin Lode	2131
Paymaster	S #2190	Golden Anchor Lode	2177
Ruth	#3	Grand Truck Lode	2129
Merry Xmas	2400	Deming Lode	2129
New Jersey	2484	OK Lode	2130
Nilson Lode	2782	Keystone Lode	4272
Ore Lode	4607	Triplet Lode	2179
Oro #1 (2/3 of), #2, #3 (2/3 of)	4607	White Swan Lode	2400
Oro Fraction Lode	4607
Panther Lode	2484
Parker Fr. Lode	2877
Pensylvania Lode	2782
Pharo Lode	2484
Pittsburg Fr. Lode	2878
Quineseck Lode	2782
Red Rock Lode	2295
Red Rock #1 and #2 Lodes	2295
Rich & Rare Lode	2782
Rost Fr. Lode	2782

The small-scale map set forth below shows the location, bordered in red, and access to the Tonopah Extension Mine.

All necessary payments to retain our claims include payments to the owner pursuant to the Tonopah Agreement and payment of property taxes to the respective counties in Nevada. Pursuant to the Tonopah Agreement, we are responsible for making the following payments to the owner:

Date	Payment Amount
March 31, 2010	$10,000.00
September 15, 2010	$40,000.00
March 15, 2011	$50,000.00
September 15, 2011	$50,000.00
March 15, 2012	$50,000.00
September 15, 2012	$100,000.00
March 15, 2013	$100,000.00
September 15, 2013	$100,000.00
March 31, 2014	$150,000.00
March 31, 2014	$150,000.00
March 31, 2015	$200,000.00

We must also pay for property taxes on a quarterly basis to Nye County, Nevada and Esmeralda County, Nevada to retain our claims.  Previously, the annual tax bill for Tonopah Extension Mine was $421.28 to Nye County and $846.00 to Esmeralda County, Nevada.  We are not responsible for paying any other fees to retain our claims.

The Tonopah Extension Mine is without known reserves and is an exploration property. There are no current formal detailed plans to conduct exploration on the property, although we are current assessing the property to determine our plans to conduct exploration on the property. As of the date of this report, we have not incurred any costs on this property and, other than payments due pursuant to the Tonopah Agreement, we are not able to currently ascertain the amount of any future costs related to the exploration of this property.

The Tonopah Extension Mine is an exploration property located in south-central Nevada, midway between Reno and Las Vegas. Since 1930, we are not aware of any production or exploration on the Tonopah Extension Mine.  The Tonopah Extension Mine had been flooded and therefore no mining or drilling could be conducted on the property over the last 80 years.  The Tonopah Extension mine is within the city limits of Tonopah and all water and power are available to the property. The Tonopah mining district is centered on the town of Tonopah in Nye and Esmeralda Counties near the intersection of two major highways, one north-south and the other east-west. U.S. Highway 95 crosses the property and access is available by all normal means of travel, such as automobile. Total land holdings comprise 958 acres of mineral rights and 368 acres of patented surface rights with additional holdings of 487 acres of patented surface rights for mining purposes within the Lambertucci Ranch holdings. No plant or equipment is present on the property with the exception of a steel head frame that appears to be in good condition.  There is no other equipment, infrastructure or facilities on the Tonopah Extension Mine.

According to Table 29, found on page 109 of Nevada Bureau of Mines and Geology Bulletin 92, Geology of the Tonopah, Lone Mountain, Klondike, and Northern Mud Lake Quadrangles, Nevada, which was authored by Harold F. Bonham, Jr. and Larry J. Garside in 1979, approximately 174 million ounces of silver ("Ag") and 1.8 million ounces of gold ("Au") were produced from 8.8 million tons of ore, primarily between 1900 and 1940, in the Tonopah mining district.  Production at the Tonopah Extension Mine was about 25.5 million ounces of silver and 264,000 ounces of gold from 1.8 million tons of ore , according to the 1953 report, University of Nevada Bulletin, Vol. XLVII, No. 1, January 1953, titled History of Fifty Years of Mining at Tonopah, 1900-1950. The report was authored by Jay A. Carpenter, Russell Richard Elliott and Byrd Fanita Wall Sawyer.

Tonopah is the site of a volcanic center that produced hydrothermal silver-gold mineralization over a fairly large area.  The mining district and surrounding area are very well-studied by geologists, mining engineers, mineralogists, and geophysicists.   All of the rocks in the area are Oligocene to Miocene volcanic flows and ash-flow tuffs as well as intrusive breccias.  These rocks are both pre-mineral and post-mineral in age.  They have undergone a complex history of arching and faulting that is very much related to the formation of ore-bearing veins.

The small-scale map set forth below shows the location, bordered in red, and access to the Golden Trend Property.
Alteration is characterized by an inner silicified zone through an intermediate sericite zone and finally to a propylitic outer zone.  An east-west trending ore shell about 600 feet thick extends from the Halifax Fault on the east and plunges steeply to the west to depths in excess of 2300 feet.  Individual ore shoots range from a few feet to 1500 feet in length and up to 60 feet in width.  Production records indicate that the average grade of the ore ran 14.6 ounces per ton ("opt") Ag and 0.14 opt Au using a cut off of 7.4 opt Ag.

When major production ceased in 1930, the water level in the mine was at about 1600 feet below surface.  The mine has never been de-watered since that time and the remaining mineralization has been inaccessible. The head frame is in good shape, but the shaft cannot be used without being rehabilitated.  As far as is known, the underground workings are in good shape except for being flooded.

As of the date of this report, a detailed exploration timetable and budget is being formulated, but is not yet complete. A phased program is also under development, but not yet complete.  We have no current detailed plan to conduct exploration on the property. We will need to raise additional capital to conduct any exploration programs that we develop.  All work on the property will be personally conducted or supervised by our President, Dr. Earl Abbott, who is qualified to conduct the proposed exploration work. Dr. Abbott is a Certified Professional Geologist and Qualified Person by the American Institute of Professional Geologists.  Dr. Abbott is also a senior geologist with 40 years of experience in mineral exploration for large and small companies in the western United States, Alaska, Mexico, China, Africa, and Costa Rica.

As of the date of this report, we have not incurred any costs on this property and, other than payments due pursuant to the Tonopah Agreement, we are not able to currently ascertain the amount of any future costs related to the exploration of this property.

Golden Trend Property.  On August 12, 2010, we were assigned the rights to a Mining Lease for certain unpatented mining claims (the "Mining Lease") in Eureka County, Nevada.  A copy of the lease is attached hereto as Exhibit 10.2.

Pursuant to the Mining Lease, we own the rights to mine from 111 unpatented mining claims in Eureka County, Nevada.  All of the claims listed on Exhibit A of Mining Lease comprise the “Golden Trend Property”.  Golden Trend Property represents unpatented Federal lode mining claims which cover an area of approximately 2,230 acres. The lease term is ten (10) years and is subject to a net smelter return royalty on production at the rate of 3.0% of net smelter returns (NSR’s).  An initial Advanced Minimum Royalty (AMR) of $45,000 was paid upon signing and additional AMR’s of $15,000 shall be paid at 6-month intervals.  All AMR’s shall be recaptured before any NSR’s are paid from production.  There is no annual work commitment. All claims listed on Exhibit A of Exhibit 10.3 are unpatented claims that are identified by the following names and identification numbers:

Claim Number	NMC Number
GT 1-20	680268-287
GT 21-36	680288-303
GT 37-42	680303-309
GT43-58	680310-325
GT 59-66	680326-333
GT 67-70	702491-494
GT 71-78	702495-502
GT 79-80	702503-504
GT 81-83	789943-945
GT 83-90	789946-952
CTZ 1-15	805848-862
CTZ 18-23	805863-868

In order to retain our rights to the claims in the Mining Lease, we need to make semi-annual payments of $15,000 to the lessor. We are also responsible for paying $15,000 in annual maintenance fees to the U.S. Department of the Interior, Bureau of Land Management.

The Golden Trend Property is without known reserves and is an exploration property. There are no current formal detailed plans to conduct exploration on the property, although we are current assessing the property to determine our plans to conduct exploration. As of the date of this report, we have not incurred any costs on this property and, other than payments due pursuant to the Mining Lease, we are not able to currently ascertain the amount of any future costs related to the exploration of this property.

The Golden Trend Property is an early stage exploration property located on the southwestern flank of the Cortez Mountains, approximately 70 miles southwest of Elko, Nevada in the Buckhorn mining district.  A total of 111 contiguous, unpatented mining claims, located on land administered by the Bureau of Land Management comprise the property, totaling about 2230 acres.  The property is located about 6 miles south-southeast of the portal of Barrick’s Cortez Hills/Pediment mine complex, currently under construction.  It is along the Cortez Trend and lies astride the Cortez Fault.

Access to the property is obtained by driving south from the U.S. Interstate Highway 80 at the Crescent Valley exit on Nevada Highway 308 to the Pipeline Mine, then south on a gravel county road, the Grass Valley Road, to within a few hundred feet of the property.  Access to the property can also be obtained by driving south from U.S. Interstate Highway 80 at Carlin on Nevada Highway 278, then west on a gravel county road to Garden Gate Pass which is within half a mile of the property boundary.  Four wheel drive roads provide access within the property boundary.  There is no plant and equipment on the property nor any other equipment or facilities on the property.  The property is completely undeveloped.  All water and power services must be developed.  The nearest source of water and power is approximately five miles from the property. No reserve is known on the property and the proposed program is exploratory in nature.

Surface geology is dominated by Paleozoic chert and fine-grained sedimentary rocks of the upper plate of the Roberts Mountains Thrust Fault while the thrust fault and lower plate rocks have been penetrated by drilling conducted by previous operators.  Structural geology is complicated, but the most recent faults are related to the north-northwest trending Cortez Fault that crosses the property.  Complementary northeast-trending normal faults are also prominent.  The Roberts Mountains Thrust Fault and related folding affect the Paleozoic sedimentary rocks.

Mineralization is widespread on the property and is documented by drilling, rock sampling and soil sampling.  Both gold-dominated and silver-dominated hydrothermal mineralization types are known.   Past geochemical and geophysical studies have been effective in characterizing the geology and mineralization at Golden Trend, but modern techniques will be more effective in delineating precise drill targets for the next phase of exploration.  Drilling to date has encountered up to 15’ of 0.02 opt gold.

As of the date of this report, a detailed exploration timetable and budget is being formulated, but is not yet complete. A phased program is also under development, but not yet complete.  We have no current detailed plan to conduct exploration on the property. We will need to raise additional capital to conduct any exploration programs that we develop. All work on the property will be personally conducted or supervised by our President, Dr. Earl Abbott, who is qualified to conduct the proposed exploration work. Dr. Abbott is a Certified Professional Geologist and Qualified Person by the American Institute of Professional Geologists.  Dr. Abbott is also a senior geologist with 40 years of experience in mineral exploration for large and small companies in the western United States, Alaska, Mexico, China, Africa, and Costa Rica.

Item 4.  Security Ownership of Certain Beneficial Owner and Management.

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of August 13, 2010 by (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) our officers, and (iv) all of our directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 13, 2010.  We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Dr. Earl Abbott 5490 Longley Lane Reno, Nevada 89511	83,334 Shares President, Secretary, Treasurer and a Director	10.87%
Brittany Prager 1683 Duarte Drive Henderson, Nevada 89014	1,200 Shares, Director	0.15%
John Anderson 3253 West 24th Avenue Vancouver, B.C. V6L 1R8	83,334 Shares Beneficial Owner	10.87%
Lands d owne Row Limited (2) Level 8, 29-33 Shortland Street Auckland, New Zealand	83,334 Shares Beneficial Owner	10.87%
All Executive Officers and Directors as a Group (1 person)	84,534 Shares	11.02%
(1) (2)
Percentage of beneficial ownership of our common stock is based on 766,702 shares of common stock outstanding as of the date of the table.
Lachlan Williams has sole investment and voting control over the securities held by Landsdowne Row Limited.

Item 5.  Directors and Executive Officers.

Appointment of New Officers and Directors

The following table sets forth the names, ages and principal positions of our executive officers and directors as of August 13, 2010:

Name	Age	Positions held:
Earl Abbott	68	President, Secretary, Treasurer, Director
Brittany Prager	33	Director

Biographical Information

Dr. Earl W. Abbott was appointed as our President, Secretary, Treasurer and Director in August 2010. Dr. Abbott is a senior geologist and Qualified Person with 40 years of experience in mineral exploration for large and small companies in the western United States, Alaska, Mexico, China, Africa, and Costa Rica. From 2004 to 2009, Dr. Abbott was the President, Chief Executive Officer, Chief Financial Officer, Secretary, and Director of Tornado Gold International Corp., a reporting company listed with the OTCBB. He resigned as Tornado Gold’s Chief Financial Officer in March 2006.   From 2004 to 2006, Dr. Abbott has been the President and remains a Director of Big Bar Gold Corp., a company reporting on a Canadian exchange. From 2004 to 2009, Dr. Abbott has been President and Director of AAA Energy Inc., a company reporting on a U.S. exchange. From 2007 to 2009, Dr. Abbott has been a Director of Desert Gold Ventures, a company reporting on a Canadian exchange; and from 1999 to 2010, Dr. Abbott has served as the president of King Midas Resources Ltd., a private Canadian company he founded, which has acquired U.S. and Mexican gold properties. From 1982 to the present, Dr. Abbott has been self-employed as a geological consultant, in which he manages metallic and industrial mineral projects and exploration programs. From 1988 to 1997, Dr. Abbott was the Vice President and Director the Trio Gold Corp., where he managed gold exploration activities in the U.S., Ghana, and Costa Rica. From 1983 to 1984, he served as a regional geologist for U.S. Minerals Exploration Company, where he conducted a successful gold exploration program in Nevada and Utah. From 1978 to 1982, he was a district geologist for Energy Reserves Group, Inc., where he opened and managed the Reno District exploration office and managed more than twenty projects, which included geologic mapping, geochemical surveys, and more than 70,000 feet of rotary drilling, along with conducting gold exploration in Nevada, Wyoming, South Dakota, and Montana. From 1975 to 1978 Dr. Abbott was a senior geologist with Urangesellschaft USA, Inc., where he conceived, managed, and conducted uranium exploration programs in remote terrains in Alaska; and from 1971 to 1975, Dr. Abbott was a project geologist for Continental Oil Company, where he supervised uranium exploration rotary drilling programs in Wyoming.

Dr. Abbott is a member of the American Institute of Professional Geologists and a past president of its Nevada section. He is also a Certified Professional Geologist and a member of the Geological Society of Nevada (and its past president). In addition, Dr. Abbott is a member of the Society of Mining Engineers of American Institute of Mining, Metallurgical and Petroleum; the Denver Region Exploration Geologists Society (and its past president); and the Nevada Petroleum Society (and its past president). Dr. Abbott earned his Ph.D. in Geology in 1972 and his Master of Arts in Geology in 1971 from Rice University, Houston, Texas. Dr. Abbott earned his Bachelor of Arts degree in Geology in 1965 from San Jose State College, San Jose, California. Except as otherwise stated, Dr. Abbott is not an officer or director of any other reporting company.

Brittany Prager.  Ms. Prager currently assists in maintaining our financial books and records and has been one of our directors since our inception. Ms Prager also served as our President and Secretary from our inception to August 12, 2010.  From 2005 to the present, Ms. Prager has been the Assistant Program Manager for Clark County READS, the literacy initiative of The Public Education Foundation, where she is responsible for overseeing the Reading Is Fundamental Program. From 2003 to 2005, Ms. Prager taught Interpersonal Communication, Television Production, and Public Speaking at the University of Nevada, Las Vegas.  Ms. Prager worked as Account Executive for MassMedia/Vanguard Public Relations, Marketing, and Advertising from 2002 to 2003, where she oversaw media and client relations for 13 organizations, including Colonial Bank of Nevada, Goodwill Industries of Southern Nevada, and the National Association for Industrial and Office Properties. Ms. Prager also has a background in television news.  From 1999 to 2002, she was a Television News Producer for the local Las Vegas FOX affiliate, KVVU FOX5 News.  She produced the evening and early morning newscasts and created promotional materials for the news station. Ms. Prager graduated Magna Cum Laude with her Master of Arts degree in Communication Studies in 2005. Ms. Prager graduated from the University of Nevada, Las Vegas in 1999 with a Bachelor of Arts degree in Communication Studies.   Ms. Prager is not a director of any other reporting company.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

There are no family relationships among our directors or among our executive officers.

Our Board of Directors does not have an Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee because, due to the Board’s composition and our relatively limited operations, we are able to effectively manage the issues normally considered by such committees. Our new Board of Directors may undertake a review of the need for these committees.

Security holders may send communications to our board of directors by writing to 5490 Longley Lane, Reno, Nevada 89511, attention Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or other directors.

Item 6.  Executive Compensation.

Upon consummation of the Asset Acquisition on August 12, 2010, our executive officers were reconstituted and none of our current executive officers served as our executive officers during the years ended April 30, 2008 and April 30, 2009.  The following table shows for the years ended April 30, 2008 and April 30, 2009, the compensation awarded to or paid to, or earned by all individuals who served as our executive officers during the years ended April 30, 2008 and April 30, 2009.

Name and Principal Position	Year Ended	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Brittany Prager President, Secretary	2009	None	None	None	None	None	None	None	None
	2008	None	None	None	None	None	None	None	None
Gary Prager CFO, Treasurer	2009	None	None	None	None	None	None	None	None
	2008	None	None	None	None	None	None	None	None

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on October 31, 2006.

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Employment Contracts and Termination of Employment. We do not have an executive employment agreement with Earl Abbott although we hope to enter into an agreement with Dr. Abbott in the near future.

Item 7.  Certain Relationships and Related Transactions, and Director Independence.

There are no material relationships between the Company and our directors and executive officers other than the transactions and relationships described below, or contemplated in the Asset Acquisition.

Certain Relationships. Brittany Prager, our current director, is the spouse of Gary Prager, our former officer and director.

Related Party Transactions. In November 2006, we issued 2,000,000 shares of our common stock to Brittany Prager and 2,000,000 shares of our common stock to Gary Prager, who were our founders and were our officers and directors at inception.  These shares were issued in exchange for cash of $4,000, or $0.001 per share.

On December 28, 2006, we executed an unsecured promissory note in exchange for $22,000 from Gary Prager, then our chief financial officer.  The note bore interest at 8% and is due upon demand, no later than December 28, 2007.  The loan agreement was amended to extend the due date of the loan to December 28, 2008. On January 27, 2009, the loan agreement was amended to extend the due date of the loan to January 28, 2010. The loan agreement was amended to extend the due date of the loan to January 28, 2011.

On August 13, 2010, we entered into the Cancellation Agreement with Gary Prager and Brittany Prager, pursuant to which BLS and Gary Prager and Brittany Prager agreed to cancel 3,748,798 shares of common stock held by Gary Prager and Brittany Prager.  Mr. Prager also agreed to release BLS from any obligation to pay any monies due to Mr. Prager pursuant to the Promissory Note dated December 28, 2006, as amended, in exchange for Twenty Five Thousand Dollars ($25,000). The Cancellation Agreement is attached hereto as Exhibit 10.9.

On April 20, 2009, we entered into a note payable with a stockholder that owned less than 5% of our issued and outstanding share,  in the amount of $6,000.  Per the terms of the note, this loan is due upon demand and accrues interest at the rate of 10% per annum.  The loan funds are to be used for working capital purposes.

On July 13, 2009, we entered into a note payable with a stockholder that owned less than 5% of our issued and outstanding share, in the amount of $5,000.  Per the terms of the note, this loan is due upon demand and accrues interest at the rate of 10% per annum.  The loan funds are to be used for working capital purposes.

On November 14, 2009, we entered into a note payable with a stockholder that owned less than 5% of our issued and outstanding share,  in the amount of $2,000.  Per the terms of the note, this loan is due upon demand and accrues interest at the rate of 10% per annum.  The loan funds are to be used for working capital purposes.

On March 8, 2010, we entered into a note payable with a stockholder that owned less than 5% of our issued and outstanding share,  in the amount of $4,000.  Per the terms of the note, this loan is due upon demand and accrues interest at the rate of 10% per annum.  The loan funds are to be used for working capital purposes. We repaid this note on August 13, 2010.

Office Space.  Our executive offices are located at 5490 Longley Lane, Reno, Nevada 89511, where we occupy approximately 150 square feet of office. We lease our offices from Telesto Nevada Inc. in exchange for $800 per month on a month to month basis.

From our inception through August 2010, Brittany Prager, then our president, secretary and one of our directors, provided approximately 200 square feet of office space to us at no charge. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $200 per month. For the years ended December 31, 2009 and 2008, we recorded rent expense of $2,400 and $2,400, respectively.

We believe that each report transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Independence. We do not have any independent directors.  The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

Item 8.  Legal Proceedings.

We are not currently a party to any legal proceedings.

Item 9.  Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

Our common shares are not listed on any stock exchange, but are quoted on the OTC Bulletin Board under the symbol “BLSM.”  We intend to file the requisite paperwork for a new symbol, and we hope to receive the new symbol in the next thirty days. Shares of our common stock have not been traded since September 2007, when our stock first became eligible for quotation.

The approximate number of stockholders of record at August 13, 2010 was 17.  The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

As of August 13, 2010, we also had outstanding warrants that were exercisable for approximately 500,000 shares of common stock.

We are obligated under the Registration Rights Agreements to file, on or before December 13, 2010, a registration statement with the SEC, registering for resale shares of common stock underlying a convertible promissory note and 500,000 shares of our common stock underlying warrants.

Dividend Policy. We currently anticipate that we will not declare or pay cash dividends on our common stock in the foreseeable future. We will pay dividends on our common stock only if and when declared by our board of directors.  Our board of directors’ ability to declare a dividend is subject to restrictions imposed by Nevada law.  In determining whether to declare dividends, the board of directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

Securities Authorized For Issuance Under Equity Compensation Plans. As of August 13, 2010, we had no compensation plans under which our equity securities were authorized for issuance.

Item 10.  Recent Sales of Unregistered Securities.

See Item 3.02 of this Form 8-K, which describes sales of unregistered securities in connection with the Private Placement.

Item 11.  Description of Securities.

Our authorized capital stock consists of 100,000,000 common shares, par value $.001 per share.  On August 13, 2010, there were 766,702 common shares issued and outstanding following the cancellation of the 3,748,798 shares owned by Gary Prager and Brittany Prager.

Our common stock is the only class of voting securities issued and outstanding.  Holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.  Holders of our common shares do not have cumulative voting rights.

The holders of our common shares are entitled to dividends when and if declared by our Board of Directors from legally available funds.  The holders of our common shares are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution.

Item 12.  Indemnification of Directors and Officers.

Article Eight of our Articles of Incorporation provides, among other things, corporation shall indemnify any person who was or is threatened to be made a party to a proceeding by reason of the fact that he or she is:

•	is or was a director or officer of the corporation; or
•
is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Nevada General Corporation Law, as the same exists or may hereafter be amended; provided, however, that except as provided in Article Eight with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of the corporation.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada General Corporation Law, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 13.  Financial Statements and Supplementary Data.

Not applicable.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

On March 30, 2010, we dismissed Mendoza Berger & Company, LLP (“Mendoza”) as our principal accountant effective on such date. The reports of Mendoza on our financial statements for fiscal years 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. We engaged Q Accountancy Corporation (“QAC”) as its new principal accountant effective as of March 30, 2010. The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal years 2009 and 2008, and the subsequent interim period through March 30, 2010, the date of dismissal, there were no disagreements with Mendoza on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Mendoza, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

We engaged QAC as our new independent accountant as of March 30, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through March 30, 2010, we nor anyone on our behalf engaged QAC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

Item 15.   Financial Statements and Exhibits.

See Item 9.01 of this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Asset Acquisition, on August 13, 2010, we entered into a Note and Warrant Purchase Agreement with I nvestor pursuant to which the investor agreed to lend up to Two Million Dollars ($2,000,000) to us in multiple installments in exchange for a senior secured convertible promissory note (“Note”) with a conversion price of $0.50 per share and five-year warrants to acquire shares of common stock at an exercise price of $0.75 per share (the “Warrants”) in the amount of each installment. The first installment of Five Hundred Thousand Dollars ($500,000) (“First Installment”) was delivered on the Closing Date and we issued 500,000 Warrants to  I nvestor in connection with the First Installment. The Note and Warrant Purchase Agreement provides that  I nvestor will lend additional installments to us in amounts as requested by us; provided however, that we provide the proposed use of proceeds for each requested amount.  I nvestor shall have sole discretion in determining whether the proposed use of proceeds meets those requirements.

Post-delivery of the First Installment and prior to any future installments, we intend effectuate a sixty-for-one split (the “Stock Split”) of the authorized number of shares of its common stock and all of its then-issued and outstanding common stock, par value $0.001 per share. The Note and Warrant Purchase Agreement provides that the Note and Warrants issued in exchange for the First Installment will not be affected by the Stock Split and any future installments shall be treated on a post-Stock Split basis.

We are obligated to register the shares of common stock underlying the Note and the shares of common stock underlying the Warrants for resale as described below. A form of the Note and Warrant Purchase Agreement is included as Exhibit 10.5 to this report. A form of the Notes is included as Exhibit 10.6 to this report.  A form of the Warrants is included as Exhibit 10.7 to this report.  The issuance was made pursuant to Regulation S promulgated by the SEC.  We believe that exemptions were available because (iii) the sale was made to eligible non-U.S. persons as that term is defined for purposes of Regulation S, and with regard to all transactions, (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) (including by legending of certificates representing the securities).

In connection with the Private Placement, we entered registration rights agreement with the investor (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, we are obligated to register for resale the shares of common stock, which underlie the Note and the Warrants under the Securities Act. This brief description of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement as attached in Exhibit 4.1 to this report.

In connection with the Private Placement, we entered security agreement with the investor (the “Security Agreement”) to secure the timely payment and performance in full of our obligations pursuant to the Note.  This brief description of the Security Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Security Agreement as attached in Exhibit 10.8 to this report.

Item 5.01. Changes in Control of Registrant.

The Asset Acquisition and Cancellation Agreement resulted in a change in control of BLS on August 13, 2010.  See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Concurrently with the closing of the Asset Acquisition, Brittany Prager resigned as our President and Secretary and Gary Prager resigned as Chief Financial Officer, Treasurer and a director.  Also on that date, Earl Abbott was appointed as our President, Secretary, Treasurer, and a director.  See Part I, Item 5 “Directors and Executive Officers, Promoters and Control Persons;” Part I, Item 6 “Executive Compensation;” and Item 2.01 “Completion of Acquisition or Disposition of Assets;” above.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

BLS owned one hundred percent (100%) of a newly created Nevada corporation called Coyote Resources, Inc., which had no operations or assets (“Coyote Sub”). On August 12, 2010, Coyote Sub merged into BLS, resulting in BLS changing its name to “Coyote Resources, Inc.” The Articles of Merger between BLS Media, Inc. and Coyote Resources, Inc. effectuate the name and are included in this report as Exhibit 3.3.

Item 5.06. Change in Shell Company Status.

As the result of the completion of the Asset Acquisition, BLS is no longer a shell company, as that term is defined in Rule 12b-2 under the Exchange Act.  See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 of BLS’ Registration Statement on Form SB-2 filed on March 8, 2007
3.2	Bylaws of the Company, incorporated by reference to Exhibit 3.2 of BLS’ Registration Statement on Form SB-2 filed on March 8, 2007
3.3*	Articles of Merger by and among BLS Media, Inc. and Coyote Resources, Inc.
4.1*	Form of Registration Rights Agreement
10.1*	Debt Repayment Agreement , by and among BLS Media, Inc. and KMR Resources Inc., dated August 12, 2010
10.2*	Mining Lease by and among KMR Resources, Inc. and with Rubicon Resources Inc.
10.3*	Mining Lease and Option to Purchase Agreement , by and among KMR Resources, Inc. and CLIFF ZZ L.L.C.
10.4*	Agreement and Plan of Merger , by and among BLS Media, Inc. and Coyote Resources, Inc. dated August 12, 2010.
10.5*	Form of Note and Warrant Purchase Agreement
10.6*	Form of Senior Secured Convertible Promissory Note
10.7*	Form of Warrant Agreement
10.8*	Form of Security Agreement
10.9*	Stock Cancellation and Debt Forgiveness Agreement, by and among the Company and Gary Prager and Brittany Prager, dated as of August 13, 2010
10.10	Rental Agreement, by and among the Company and Telesto Nevada Inc.

* Included in the Registrant's Current Report on Form 8-K filed on August 18, 2010.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the reporting requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Coyote Resources, Inc.

Date: October 8 , 2010	By:	/s/ Earl Abbott
Earl Abbott
President